================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 22, 2002

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


             DELAWARE                    1-9210                95-4035997
   (State or other jurisdiction       (Commission           (I.R.S. Employer
         of incorporation)            File Number)        Identification No.)


               10889 WILSHIRE BOULEVARD
               LOS ANGELES, CALIFORNIA                            90024
       (Address of principal executive offices)                (ZIP code)


               Registrant's telephone number, including area code:
                                 (310) 208-8800


================================================================================

Item 5.  Other Events and Regulation FD Disclosure
------   -----------------------------------------

     On July 22, 2002, Occidental Petroleum Corporation announced net income for the second quarter 2002 of $240 million ($0.64 per share), compared with $473 million ($1.27 per share) for the second quarter 2001. Earnings before special items were $466 million ($1.25 per share) for the second quarter 2001. There were no special items in the second quarter 2002.

     Occidental's net income for the second quarter 2002 of $240 million ($0.64 per share), improved significantly compared with $25 million ($0.07 per share) for the first quarter 2002, which included a goodwill write off and severance charges of $104 million after tax. Earnings before special items for the first quarter 2002 were $129 million ($0.34 per share).

     In announcing the results, Dr. Ray R. Irani, chairman and chief executive officer, said, "Our second quarter oil and gas production increased by 14 percent compared to last year, with volumes rising from an average of 450,000 to 512,000 barrels of oil equivalent per day. Despite the sharp increase in production, our profits were down significantly due primarily to much lower gas prices. We're encouraged by the improvement in our profits compared to the first quarter. The improvement was driven by higher oil and gas prices and by strengthening chemical markets for our products. We're on target to increase oil and gas production by more than 5 percent this year, and we expect production growth to continue at an average annual rate of 5 percent through 2006 - based solely on current development projects.

     Our chemical business was aided significantly by improved prices. We expect additional improvement in the chemical business in the third quarter."

                                   OIL AND GAS
                                   -----------

     Oil and gas segment earnings were $421 million for the second quarter 2002, compared with $806 million for the second quarter 2001. The decline in the second quarter 2002 earnings reflected the effect of lower prices of approximately $400 million, primarily for domestic natural gas, and higher exploration expense, partially offset by higher production volumes.

     For the first quarter 2002, oil and gas segment earnings were $306 million. The increase in earnings, in the second quarter 2002 compared with the first quarter, primarily reflected higher crude oil and natural gas prices, partially offset by higher exploration expense.

     For the first six months of 2002, production volumes increased approximately 12 percent to 518,000 barrels of oil equivalent per day (BOE) compared with 463,000 for the same period of 2001. The increase reflects higher worldwide crude oil and liquids production, particularly in California, Colombia and the Middle East.

                                    CHEMICALS
                                    ---------

     Chemical segment earnings were $33 million for the second quarter 2002, compared with $58 million for the second quarter 2001. The decline in the second quarter 2002 earnings reflected lower sales prices for caustic soda and PVC, partially offset by higher EDC prices and lower energy and raw material costs.

     The first quarter 2002 segment results after special items were a loss of $35 million. The improvement in earnings in the second quarter 2002 compared with the first quarter reflected higher sales prices for chlorine, EDC and PVC and better performance of our Equistar petrochemical investment, partially offset by lower caustic soda prices and higher energy and raw material costs. Core chemical operations, which excludes Equistar, earned $37 million in the second quarter 2002 compared with $15 million before special items in the first quarter. Equistar results in the second quarter 2002 improved to a loss of $4 million, compared with a $36 million loss in the first quarter. The sale of Occidental's Equistar interest to Lyondell is expected to close at the end of August 2002.

                               SIX MONTHS RESULTS
                               ------------------

     For the first six months of 2002, net income was $265 million ($0.71 per share), compared with $957 million ($2.58 per share) for the first six months of 2001. Earnings before special items were $369 million ($0.98 per share), compared with $976 million ($2.63 per share) for the same period of 2001.

     Subsequent to the appointment of KPMG to replace Arthur Andersen as the Company's independent auditor, KPMG conducted a complete re-audit of Occidental's consolidated financial statements for the previous three years. Occidental has filed a 10-K/A with the SEC that contains KPMG's unqualified report containing no changes in our balance sheet, net income, cash flow or earnings per share.


     Statements in this presentation that contain words such as "will" or "expect", or otherwise relate to the future, are forward-looking and involve risks and uncertainties that could significantly affect expected results. Factors that could cause results to differ materially include, but are not limited to: global commodity pricing fluctuations, and supply/demand considerations, for oil, gas and chemicals; higher-than-expected costs; and not successfully completing (or any material delay in) any expansion, capital expenditure, acquisition, or disposition. Occidental disclaims any obligation to update any forward-looking statements.

SUMMARY OF SEGMENT NET SALES AND EARNINGS
(Millions, except per-share amounts)

                                           Second Quarter              Six Months
                                      -------------------     -------------------
Periods Ended June 30                    2002        2001        2002        2001
=================================     =======     =======     =======     =======
SEGMENT NET SALES
   Oil and gas                        $ 2,410     $ 2,964     $ 4,347     $ 6,576
   Chemical                               731         881       1,319       1,744
                                      -------     -------     -------     -------
   Net sales                          $ 3,141     $ 3,845     $ 5,666     $ 8,320
=================================     =======     =======     =======     =======

SEGMENT EARNINGS (LOSSES)
  Oil and gas                         $   421     $   806     $   727     $ 1,752
  Chemical                                 33          58          (2)        (21)
                                      -------     -------     -------     -------
                                          454         864         725       1,731
UNALLOCATED CORPORATE ITEMS
  Interest expense, net (a)               (66)        (71)       (122)       (147)
  Income taxes (b)                       (101)       (249)       (144)       (424)
  Trust preferred distributions
    & other                               (12)        (14)        (23)        (30)
  Other (c)                               (35)        (57)        (76)       (146)
                                      -------     -------     -------     -------

INCOME BEFORE EXTRAORDINARY ITEMS
  AND EFFECT OF CHANGES IN
  ACCOUNTING PRINCIPLES                   240         473         360         984
  Extraordinary loss, net                  --          --          --          (3)
  Cumulative effect of changes
    in accounting principles, net          --          --         (95)        (24)
                                      -------     -------     -------     -------
NET INCOME                            $   240     $   473     $   265     $   957
                                      =======     =======     =======      =======


BASIC EARNINGS PER COMMON SHARE
  Income before extraordinary
    items and effect of changes
    in accounting principles          $  0.64     $  1.27     $  0.96     $  2.65
  Extraordinary loss, net                  --          --          --       (0.01)
  Cumulative effect of changes
    in accounting principles, net          --          --        (.25)      (0.06)
                                      -------     -------     -------     -------
                                      $  0.64     $  1.27     $  0.71     $  2.58
                                      =======     =======     =======     =======

DILUTED EARNINGS PER COMMON SHARE
  Income before extraordinary
    items and effect of changes
    in accounting principles          $  0.63     $  1.26     $  0.95     $  2.64
  Extraordinary loss, net                  --          --          --       (0.01)
  Cumulative effect of changes
    in accounting principles, net          --          --        (.25)      (0.06)
                                      -------     -------     -------     -------
                                      $  0.63     $  1.26     $  0.70     $  2.57
                                      =======     =======     =======     =======
AVERAGE BASIC COMMON SHARES
  OUTSTANDING                           375.8       372.0       375.1       371.1
=================================     =======     =======     =======     =======

See footnotes on following page.

(a) Includes interest income on notes receivable from Occidental Permian partners. The second quarter and six months year-to-date 2002 include $8 million and $22 million, respectively. The second quarter and six months year-to-date 2001 include $28 million and $61 million, respectively.
(b) Includes an offset for (charges)/credits in lieu of U.S. federal income taxes allocated to the divisions. Chemical divisional earnings had credits allocated to them of $4 million in the second quarter of 2002. The second quarter of 2001 was impacted by a ($3) million charge at Oil and Gas and an $18 million credit at Chemicals. The 2001 results include a ($4) million charge at Oil and Gas related to an asset sale and a $14 million credit at Chemicals related to asset sales.
(c) Includes preferred distributions to the Occidental Permian partners. The second quarter and six months year-to-date 2002 include $5 million and $20 million, respectively. The second quarter and six months year-to-date 2001 include $28 million and $62 million, respectively. These amounts are essentially offset by the interest income discussed in (a) above.

SUMMARY OF OPERATING STATISTICS

                                           Second Quarter              Six Months
                                      -------------------     -------------------
Periods Ended June 30                    2002        2001        2002        2001
=================================     =======     =======     =======     =======
NET OIL, GAS AND LIQUIDS
   PRODUCTION PER DAY

United States
  Crude oil and liquids (MBBL)
    California                             86          72          88          72
    Permian                               143         137         141         136
    Other                                   3          --           3          --
                                      -------     -------     -------     -------
      Total                               232         209         232         208

  Natural Gas (MMCF)
    California                            290         298         298         307
    Hugoton                               150         163         154         165
    Permian                               125         146         127         147
                                      -------     -------     -------     -------
      Total                               565         607         579         619

Latin America
  Crude oil and condensate (MBBL)
    Colombia                               37          --          34          10
    Ecuador                                12          14          13          13
                                      -------     -------     -------     -------
      Total                                49          14          47          23

Eastern Hemisphere
  Crude oil and condensate (MBBL)
    Oman                                   15          10          16          10
    Pakistan                                9           8           8           7
    Qatar                                  43          41          43          42
    Russia                                 28          27          27          28
    Yemen                                  33          32          40          34
                                      -------     -------     -------     -------
      Total                               128         118         134         121

  Natural Gas (MMCF)
    Pakistan                               50          47          50          48

Barrels of Oil Equivalent (MBOE)          512         450         518         463

CAPITAL EXPENDITURES (millions)       $   326     $   309     $   600     $   547
                                      =======     =======     =======     =======

DEPRECIATION, DEPLETION AND
 AMORTIZATION OF ASSETS (millions)    $   254     $   237     $   515     $   482
=================================     =======     =======     =======     =======

Item 9.  Regulation FD Disclosure
------   ------------------------

        Text of Speech by Stephen I. Chazen, Chief Financial Officer and
        ----------------------------------------------------------------
                Executive Vice President - Corporate Development
                ------------------------------------------------

                        Occidental Petroleum Corporation

                                 STEPHEN CHAZEN
                           Chief Financial Officer and
                Executive Vice President - Corporate Development

                               - Conference Call -
                    Second Quarter 2002 Earnings Announcement

                                  July 22, 2002
                             Los Angeles, California

     Good morning, and thank you for joining us.

     Those of you who haven't received a copy of the press release announcing our second quarter earnings, along with the Investor Relations Supplemental Schedules, can find them on our website oxy.com or through the SEC's EDGAR system.

     Net income was $240 million, or $0.64 per share. There were no special items last quarter. In last year's second quarter, net income was $473 million, or $1.27 per share, and earnings before special items were $466 million, or $1.25 per share.

     For the first half of this year, net income was $265 million, or $0.71 per share compared to $957 million, or $2.58 per share, during the first half of 2001. Earnings before special items and the effect of changes in accounting principles during the first half of this year were $369 million, or $0.98 per share, compared to $976 million, or $2.63 per share last year.

     On a segment basis, oil and gas second quarter earnings were $421 million, compared to $806 million during the same period a year ago. The decline was due primarily to lower US natural gas prices.

     The decline was partially offset by a 14 percent increase in oil and gas production - from 450,000 BOE per day in the second quarter of 2001 to 512,000 barrels this year. For the first half of this year, production was up by 12 percent compared to last year - from 463,000 to 518,000 BOE per day.

     The increases in production in the first half compared to the same period last year were due to several factors. Domestic liquids production increased by 24,000 barrels per day - with 16,000 barrels of the increase coming from California. Significantly less downtime on the Cano Limon pipeline resulted in a 24,000 barrels per day increase in Colombia. Finally, a first quarter seasonal adjustment in the cost recovery volumes related to our production-sharing contracts in Oman and Yemen added a combined 12,000 barrels per day.

     Chemical segment earnings were $33 million compared to a first quarter 2002 loss of $35. There were no special items in the second quarter. Prices for chlorine, EDC and PVC have improved and our losses from Equistar declined from a negative $36 million in the first quarter to a negative $4 million. Earnings before special items - excluding Equistar - show earnings improving from $15 million in the first quarter to $37 million in the second quarter. The $52 million total for the first half is $23 million more than our core chemical business earned in the first half of 2001.

     When the deal with Lyondell is closed at the end of August, our third quarter operations will wind up with two months of Equistar results and one month of corporate equity earnings based on Lyondell's results. To assist investors in analyzing our core chemical business, we have included a table that shows that this business has always made money over the last 10 1/2 years on an EBIT basis and has always produced positive free cash flow.

     Cash flow from operations for the first half of the year was approximately $945 million. During the second quarter, we increased shareholder equity by $253 million - which accounts for the reduction in the debt-to-capitalization ratio from 46 to 45 percent.

     Capital spending for the quarter was $326 million and $600 for the first half. We expect total spending for the year to be $1.2 billion - with oil and gas accounting for approximately $1.1 billion.

     Looking ahead in the current quarter, we expect oil and gas production to remain at roughly the same level as the second quarter. We also expect additional improvement in chemicals as chlorine, caustic and PVC prices continue to strengthen.

     Our sensitivity to changes in oil and gas prices will be similar to prior quarters. The average WTI price in the second quarter was $26.25 per barrel and our average price realization for natural gas was $2.92 per thousand cubic feet. A swing of 25-cents per million BTUs in NYMEX gas prices impacts our quarterly oil and gas segment earnings by $13.5 million while a $1.00 per barrel change in oil prices has a quarterly impact of $28 million.

     I'd now like to call attention to several balance sheet items.

     When we acquired Altura from the BP-Shell partnership in April 2000, we recorded $2 billion in long-term receivables and an equivalent amount of minority interest on our balance sheet. As we said in announcing first quarter earnings in April, the BP-Shell partnership exercised an option to redeem their partnership interests in exchange for their minority interest. There was no impact on the income statement. Both sides of the balance sheet have been reduced by $2 billion by eliminating the receivable and minority interest.

     In the second quarter, we accrued $310 million to be paid in the third quarter to the United Arab Emirate's Offset Group as the result of our successful bid to acquire a 24.5 percent interest in the Dolphin Project.

     Also in the second quarter, Oxy recognized an increase of $82 million in the value of our 7.7 million shares of Premcor stock. Now that Premcor is publicly traded, we are required to mark to market the value of our shares each quarter. This change in value is reflected in the equity account, but no income statement gain would be recognized as long as we hold the shares as an investment.

     As I said earlier, we expect the sale of our 29.5 percent equity interest in Equistar and the purchase of 30 to 34 million shares of Lyondell common stock to close at the end of August. Oxy will recognize an after-tax gain of at least $100 million that can be viewed as a partial offset to the loss we recorded in announcing the transaction last December.

     Last March we engaged KPMG to replace Arthur Andersen as the company's independent auditor. Subsequent to this change, we asked KPMG to conduct a complete re-audit of our consolidated financial statements for the last three years. We took this action for two reasons. First, we wanted to assure investors that our financial statements were accurate. Second, we were concerned that no one would be available from Arthur Andersen to sign consents or stand behind the statements.

     Upon the completion of KPMG's audit, we filed a 10-K/A with the SEC last Friday which contains KPMG's unqualified report on our financial statements. The new filing contains no changes in our balance sheet, net income, cash flow or earnings per share. The only modifications made in connection with the re-audits are to update the Management and Discussion Analysis and the Notes to the Financial Statements to incorporate accounting pronouncements and events that have transpired since the original filing date. Furthermore, KPMG made no recommendations to management or the Audit Committee for any changes. Our financial statements remain the same.

     Now we're ready to take your questions. Joining me this morning are Oxy's chairman and CEO, Dr. Ray Irani, and president, Dr. Dale Laurance.

                        Supplemental Investor Information
                        ---------------------------------

Investor Relations Supplemental Schedules

[OXY LOGO]


                              OCCIDENTAL PETROLEUM
                               2002 Second Quarter
                                Net Income (Loss)
                                  ($ millions)

                                                                                                EARNINGS
                                        REPORTED                                                 BEFORE
                                         INCOME        ADJUSTMENTS                           SPECIAL ITEMS
                                       ----------     -------------                         ---------------
Oil & Gas                              $      421     $          --                         $           421

Chemical                                       33                                                        33

Corporate
   Interest                                   (74)                                                      (74)
   Trust Pfd Distributions & Other             (9)                                                       (9)
   Other                                      (30)                                                      (30)
   Taxes                                     (101)                                                     (101)

                                       ----------     -------------                         ---------------
NET INCOME                             $      240     $          --                         $           240
                                       ==========     =============                         ===============

BASIC EARNINGS PER SHARE               $     0.64                                           $          0.64
                                       ==========                                           ===============

Investor Relations Supplemental Schedules

[OXY LOGO]


                              OCCIDENTAL PETROLEUM
                               2001 Second Quarter
                                Net Income (Loss)
                                  ($ millions)

                                                                                                     EARNINGS
                                             REPORTED                                                 BEFORE
                                              INCOME        ADJUSTMENTS                           SPECIAL ITEMS
                                            ----------     -------------                         ---------------
Oil & Gas                                   $      806     $          (7)    Asset sale          $           799

Chemical                                            58                                                        58

Corporate
   Interest - Permian Non-recourse debt            (23)                                                      (23)
   Interest - all others                           (76)                                                      (76)
   Trust Pfd Distributions & Other                 (14)                                                      (14)
   Other                                           (29)                                                      (29)
   Taxes                                          (249)                                                     (249)
                                            ----------     -------------                         ---------------
NET INCOME                                  $      473     $          (7)                        $           466
                                            ==========     =============                         ===============

BASIC EARNINGS PER SHARE                    $     1.27                                           $          1.25
                                            ==========                                           ===============

Investor Relations Supplemental Schedules

[OXY LOGO]


                              OCCIDENTAL PETROLEUM
                              2002 First Six Months
                                Net Income (Loss)
                                  ($ millions)

                                                                                                                  EARNINGS
                                                REPORTED                                                           BEFORE
                                                 INCOME        ADJUSTMENTS                                     SPECIAL ITEMS
                                               ----------     -------------                                   ---------------
Oil & Gas                                      $      727     $          --                                   $           727

Chemical                                               (2)               14     Severance                                  12

Corporate
   Interest                                          (144)                                                               (144)
   Trust Pfd Distributions & Other                    (21)                                                                (21)
   Other                                              (56)                                                                (56)
   Taxes                                             (144)               (5)    Tax effect of adjustments                (149)
                                               ----------     -------------                                  ----------------

Income before cumulative effect of changes            360                 9                                               369
  in accounting principles
Cumulative effect of changes in accounting            (95)               95     Goodwill impairment                        --
  principles, net
                                               ----------     -------------                                  ----------------
NET INCOME                                     $      265     $         104                                  $            369
                                               ==========     =============                                  ================

BASIC EARNINGS PER SHARE
Income before cumulative effect of changes     $     0.96                                                    $           0.98
  in accounting principles
Cumulative effect of changes in accounting          (0.25)                                                                 --
  principles
                                               ----------                                                    ----------------
NET INCOME                                     $     0.71                                                    $           0.98
                                               ==========                                                    ================

Investor Relations Supplemental Schedules

[OXY LOGO]


                              OCCIDENTAL PETROLEUM
                              2001 First Six Months
                                Net Income (Loss)
                                  ($ millions)

                                                                                                                    EARNINGS
                                                REPORTED                                                             BEFORE
                                                 INCOME      ADJUSTMENTS                                         SPECIAL ITEMS
                                               ----------   -------------                                       ---------------
Oil & Gas                                      $    1,752   $          (7)  Asset sale                          $         1,745

Chemical                                              (21)             26   Severance & plant shut down costs                 5

Corporate
   Interest - Permian Non-recourse debt               (56)                                                                  (56)
   Interest - all others                             (152)                                                                 (152)
   Trust Pfd Distributions & Other                    (31)                                                                  (31)
   Other                                              (84)             49   Environmental remediation                       (41)
                                                                       (6)  OIL insurance dividend
   Taxes                                             (424)            (70)  State tax reserve reversal                     (494)
                                               ----------   -------------                                       --------------

Income before extraordinary loss and                  984              (8)                                                 976
  cumulative effect of changes in accounting
  principles
Extraordinary loss, net                                (3)              3   Early debt extinguishment                       --
Cumulative effect of changes in accounting            (24)             24   Derivative & hedge accounting                   --
  principles, net
                                               ----------   -------------                                       --------------
NET INCOME                                     $      957   $          19                                       $          976
                                               ==========   =============                                       ==============

BASIC EARNINGS PER SHARE
Income before extraordinary loss and           $     2.65                                                       $         2.63
  cumulative effect of changes in accounting
  principles
Extraordinary loss, net                             (0.01)                                                                  --
Cumulative effect of changes in accounting          (0.06)                                                                  --
  principles, net
                                               ----------                                                       --------------
NET INCOME                                     $     2.58                                                       $         2.63
                                               ==========                                                       ==============

Investor Relations Supplemental Schedules

[OXY LOGO]


                              OCCIDENTAL PETROLEUM
                      2002 Second Quarter Net Income (Loss)
                           Reported Income Comparison

                                                 SECOND        FIRST
                                                QUARTER       QUARTER
                                                  2002          2002        B / (W)
                                               ---------     ---------     ---------
Oil & Gas                                      $     421     $     306     $     115
Chemical                                              33           (35)           68
Corporate
   Interest - all others                             (74)          (70)           (4)
   Trust Pfd Distributions & Other                    (9)          (12)            3
   Other                                             (30)          (26)           (4)
   Taxes                                            (101)          (43)          (58)
                                               ---------     ---------     ---------
Income Before Cumulative Effect of                   240           120           120
  Changes in Accounting Principles, net
Cumulative Effect of Changes in Accounting            --           (95)           95
  Principles, net
                                               ---------     ---------     ---------
Net Income                                     $     240     $      25     $     215
                                               =========     =========     =========

Basic Earnings Per Share                       $    0.64     $    0.07     $    0.57
                                               =========     =========     =========

Effective Tax Rate                                   29%           24%           -5%
                                               =========     =========     =========

================================================================================

                              OCCIDENTAL PETROLEUM
                      2002 Second Quarter Net Income (Loss)
                     Income Before Special Items Comparison

                                                 SECOND        FIRST
                                                QUARTER       QUARTER
                                                  2002          2002        B / (W)
                                               ---------     ---------     ---------
Oil & Gas                                      $     421     $     306     $     115
Chemical                                              33           (21)           54
Corporate
   Interest - all others                             (74)          (70)           (4)
   Trust Pfd Distributions & Other                    (9)          (12)            3
   Other                                             (30)          (26)           (4)
   Taxes                                            (101)          (48)          (53)
                                               ---------     ---------     ---------
Net Income                                     $     240     $     129     $     111
                                               =========     =========     =========

Basic Earnings Per Share                       $    0.64     $    0.34     $    0.30
                                               =========     =========     =========

Effective Tax Rate                                   29%           25%           -4%
                                               =========     =========     =========

Investor Relations Supplemental Schedules

[OXY LOGO]


                              OCCIDENTAL PETROLEUM
                                    Oil & Gas
             Segment Earnings Before Special Items Variance Analysis
                                  ($ millions)

2002 2nd Quarter                                            $       421
2002 1st Quarter                                                    306
                                                            -----------
                                                            $       115
                                                            ===========


Price Variance                                              $       156

Volume Variance                                                      (7)

Exploration Expense Variance                                        (32)

All Other                                                            (2)
                                                            -----------
                                    TOTAL VARIANCE          $       115
                                                            ===========

================================================================================


                              OCCIDENTAL PETROLEUM
                                    Chemical
             Segment Earnings Before Special Items Variance Analysis
                                  ($ millions)

2002 2nd Quarter                                            $        33
2002 1st Quarter                                                    (21)
                                                            -----------
                                                            $        54
                                                            ===========


Sales Price                                                 $        45

Sales Volume/Mix                                                      6

Operations/Manufacturing                                            (36)*

All Other                                                            39 **
                                                            -----------
                                    TOTAL VARIANCE          $        54
                                                            ===========

*  Higher energy and feedstock costs.
** Includes higher equity earnings

Investor Relations Supplemental Schedules

[OXY LOGO]


                              OCCIDENTAL PETROLEUM
                      2002 Second Quarter Net Income (Loss)
                           Reported Income Comparison

                                              SECOND        SECOND
                                             QUARTER       QUARTER
                                               2002          2001        B / (W)
                                            ---------     ---------     ---------
Oil & Gas                                   $     421     $     806     $    (385)
Chemical                                           33            58           (25)
Corporate
   Interest - Permian Non-recourse debt            --           (23)           23
   Interest - all others                          (74)          (76)            2
   Trust Pfd Distributions & Other                 (9)          (14)            5
   Other                                          (30)          (29)           (1)
   Taxes                                         (101)         (249)          148
                                            ---------     ---------     ---------
Net Income                                  $     240     $     473     $    (233)
                                            =========     =========     =========

Basic Earnings Per Share                    $    0.64     $    1.27     $   (0.63)
                                            =========     =========     =========

Effective Tax Rate                                29%           33%            4%
                                            =========     =========     =========

================================================================================

                              OCCIDENTAL PETROLEUM
                      2002 Second Quarter Net Income (Loss)
                     Income Before Special Items Comparison

                                              SECOND        SECOND
                                             QUARTER       QUARTER
                                               2002          2001        B / (W)
                                            ---------     ---------     ---------
Oil & Gas                                   $     421     $     799     $    (378)
Chemical                                           33            58           (25)
Corporate
   Interest - Permian Non-recourse debt            --           (23)           23
   Interest - all others                          (74)          (76)            2
   Trust Pfd Distributions & Other                 (9)          (14)            5
   Other                                          (30)          (29)           (1)
   Taxes                                         (101)         (249)          148
                                            ---------     ---------     ---------
Net Income                                  $     240     $     466     $    (226)
                                            =========     =========     =========

Basic Earnings Per Share                    $    0.64     $    1.25     $   (0.61)
                                            =========     =========     =========

Effective Tax Rate                                29%           34%            5%
                                            =========     =========     =========

Investor Relations Supplemental Schedules

[OXY LOGO]


                              OCCIDENTAL PETROLEUM
                                    Oil & Gas
             Segment Earnings Before Special Items Variance Analysis
                                  ($ millions)

2002 2nd Quarter                                           $       421
2001 2nd Quarter                                                   799
                                                           -----------
                                                           $      (378)
                                                           ===========


Price Variance                                             $      (396)

Volume Variance                                                     57

Exploration Expense Variance                                       (41)

All Other                                                            2
                                                           -----------
                                   TOTAL VARIANCE          $      (378)
                                                           ===========

================================================================================

                              OCCIDENTAL PETROLEUM
                                    Chemical
             Segment Earnings Before Special Items Variance Analysis
                                  ($ millions)

2002 2nd Quarter                                           $        33
2001 2nd Quarter                                                    58
                                                           -----------
                                                           $       (25)
                                                           ===========


Sales Price                                                $      (105)

Sales Volume/Mix                                                    (2)

Operations/Manufacturing                                            74 *

All Other                                                            8
                                                           -----------
                                   TOTAL VARIANCE          $       (25)
                                                           ===========

*   Lower energy and feedstock costs.

Investor Relations Supplemental Schedules

[OXY LOGO]


                              OCCIDENTAL PETROLEUM
                         SUMMARY OF OPERATING STATISTICS
                         -------------------------------

                                             SECOND QUARTER                  SIX MONTHS
                                          --------------------          --------------------
                                            2002        2001              2002        2001
                                          --------    --------          --------    --------
NET PRODUCTION PER DAY:
  United States
    Crude oil and liquids (MBL)
                      California                86          72                88          72
                         Permian               143         137               141         136
                        US Other                 3          --                 3          --
                                          --------    --------          --------    --------
                           TOTAL               232         209               232         208
    Natural Gas (MMCF)
                      California               290         298               298         307
                         Hugoton               150         163               154         165
                         Permian               125         146               127         147
                                          --------    --------          --------    --------
                           TOTAL               565         607               579         619
  Latin America
    Crude oil (MBL)
                        Colombia                37          --                34          10
                         Ecuador                12          14                13          13
                                          --------    --------          --------    --------
                           TOTAL                49          14                47          23
  Eastern Hemisphere
    Crude oil (MBL)
                            Oman                15          10                16          10
                        Pakistan                 9           8                 8           7
                           Qatar                43          41                43          42
                          Russia                28          27                27          28
                           Yemen                33          32                40          34
                                          --------    --------          --------    --------
                           TOTAL               128         118               134         121
    Natural Gas (MMCF)
                        Pakistan                50          47                50          48

Barrels of Oil Equivalent (MBOE)               512         450               518         463
--------------------------------          --------    --------          --------    --------

Investor Relations Supplemental Schedules

[OXY LOGO]


                         SUMMARY OF OPERATING STATISTICS

                                   SECOND QUARTER                  SIX MONTHS
                                --------------------          --------------------
                                  2002        2001              2002        2001
                                --------    --------          --------    --------
OIL & GAS:
----------
   PRICES
   UNITED STATES
   Crude Oil ($/BBL)               23.88        23.11            21.35        23.71
   Natural gas ($/MCF)              2.92         8.55             2.64         9.30

   LATIN AMERICA
   Crude oil ($/BBL)               22.77        18.90            20.65        21.69

   EASTERN HEMISPHERE
   Crude oil ($/BBL)               22.16        23.36            20.24        22.69
   Natural Gas ($/MCF)              2.04         2.41             2.28         2.30


                                   SECOND QUARTER                  SIX MONTHS
                                --------------------          --------------------
                                  2002        2001              2002        2001
                                --------    --------          --------    --------
Exploration Expense
  Domestic                      $     44    $      9          $     54    $     22
  Latin America                        7           2                14           4
  Eastern Hemisphere                   8           7                18          13
                                --------    --------          --------    --------
          TOTAL                 $     59    $     18          $     86    $     39
                                ========    ========          ========    ========

Investor Relations Supplemental Schedules

[OXY LOGO]


                              OCCIDENTAL PETROLEUM
                                    CHEMICALS
                                 Volume (M Tons)

                                  SECOND QUARTER                  SIX MONTHS
                               --------------------          --------------------
MAJOR PRODUCTS                   2002        2001              2002        2001
                               --------    --------          --------    --------
  Chlorine                          735         786             1,436       1,491
  Caustic                           743         750             1,317       1,419
  Ethylene Dichloride               140         154               292         376
  PVC Resins                      1,151       1,050             2,193       2,113


                                    CHEMICALS
                                 Prices (Index)

                                  SECOND QUARTER                  SIX MONTHS
                               --------------------          --------------------
MAJOR PRODUCTS                   2002        2001              2002        2001
                               --------    --------          --------    --------
  Chlorine                         0.77        0.76              0.64        0.82
  Caustic                          0.66        1.42              0.79        1.37
  Ethylene Dichloride              1.29        0.74              0.94        0.78
  PVC Resins                       0.70        0.77              0.62        0.75


CHLORINE
--------
OXYCHEM COMMENTARY
------------------
o Demand for chlorine continued to improve through the 2nd quarter of 2002. Industry operating rates climbed further, driven by the improved demand and capacity curtailments. Rates have improved from a low of 77% in December 2001, to 87% in the 1st quarter 2002 and 92% in the 2nd quarter. Expectations are that demand will continue to improve in the 3rd quarter.

o The supply of chlorine continues to be very tight. Many producers are having trouble meeting contract obligations leaving very little product available for the spot market.

o The improved supply/demand situation has led to improved prices. The 1st quarter announced $50/ton increase was implemented in April. An additional increase of $125/ton was announced in late May with implementation expected in July.

INFLUENCING FACTORS:
--------------------

Continued demand improvement requires sustained economic recovery. With no new capacity additions being announced, operating rates will improve as economic conditions

Investor Relations Supplemental Schedules

[OXY LOGO]


improve. Stronger demand and higher operating rates will support additional price increases in the long-term.

CAUSTIC
-------
OXYCHEM COMMENTARY
------------------
o Caustic soda demand in domestic and export markets, while still fundamentally flat, is beginning to show some signs of recovery. Caustic soda consumption in the Pulp and Paper business, a key market for liquid caustic soda, is beginning to recover. Demand into the distribution market as well as the inorganic and organic chemicals marketplace is also showing some signs of recovery. Demand is expected to strengthen further in the 2nd half.

o Domestic pricing continued to weaken in the 2nd quarter with prices bottoming out in May. A $50/ton price increase was announced in mid-May and has been supported by the industry.

INFLUENCING FACTORS:
--------------------

Caustic soda demand is closely tied to overall economic activity and the health of the US manufacturing sector. Traditionally caustic soda demand lags the recovery of its co-product chlorine by several months. Chlorine demand has already recovered and the supply/demand balance for caustic soda is shifting, which is expected to lead to price recovery for caustic soda.

EDC
---
OXYCHEM COMMENTARY
------------------
o Demand continued to improve through the 2nd quarter while supply has been extremely tight worldwide. Exports to Asia have declined due to a recent drop in PVC prices in China and higher EDC inventories in China. Overall demand may decline slightly in July but is expected to rebound by the August/September timeframe.

o Pricing increased rapidly through the second quarter as buyers scrambled to secure available product. Market prices in May were almost 7 cents/lb higher than in March and 13 cents/lb higher than in January.

INFLUENCING FACTORS:
--------------------
EDC remains in short supply, which continues to drive prices upward. Although recent declines in PVC prices in China have created some short-term downward pressure, demand is expected to rebound again.

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Investor Relations Supplemental Schedules

[OXY LOGO]


PVC/VCM
-------
OXYCHEM COMMENTARY
------------------
o PVC resin demand outweighed production capability through the second quarter and resin inventories continued to decline. The tightness of the market is due to seasonal increases in demand, low beginning inventories and a moderate export market.
o OxyVinyls' PVC operating rates for the 2nd quarter improved to 98%. Rates in the 3rd quarter are expected to remain at this level. The estimated industry average operating rate for the 2nd quarter was 94% as some producers were constrained by a lack of chlorine. Capacities have been modified to exclude both the Borden Geismar and the former Borden Addis facilities, which are currently idle.
o Domestic PVC resin prices increased $.02/lb in April, $.02/lb in May, and $.04/lb in June. Further increases of $0.02/lb have been announced for July and August.
o U.S. export PVC resin prices into Asia peaked at the end of May at $700/MT, up from $580/MT in March but declined to $580/MT in June as purchases from China decreased. Prices to Latin America held at $720 - $750/MT.
o Strong demand for VCM continued through the 2nd quarter and it is expected to remain strong through the balance of the year. VCM inventory levels remain very low due to strong domestic PVC demand and numerous planned and unplanned plant outages. More outages are scheduled for the 3rd quarter, which should keep inventory levels low.
o Demand for VCM overseas remains strong in Mexico and Latin America. Asian demand has fallen due to reduced PVC demand in China but is expected to improve. Export demand is expected to remain strong into the 3rd quarter as several maintenance shutdowns in Europe and Asia have kept inventories at low-to-moderate levels.
o Export VCM pricing started the year in the $250-$260/MT range but increased to $440 -$460/MT at the end of the 1st quarter and has increased further to the $500-$520/MT range for June shipments. Pricing for July shipments is expected to be in the $500-$540/MT range.

INFLUENCING FACTORS:
--------------------
Normal seasonal downturns in the 2nd half PVC market will be strongly moderated by a tight VCM market, idled PVC plants, and very low VCM and PVC inventories.

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Investor Relations Supplemental Schedules

[OXY LOGO]


                               OCCIENTAL PETROLEUM
                                Chemical Segment
                 Historical Financials Excluding Petrochemicals

                                                                                                        Average
                                                                                                         1993 -    6 Months
                        1993     1994     1995     1996     1997     1998     1999     2000     2001      2001       2002
                       ------   ------   ------   ------   ------   ------   ------   ------   ------   --------   --------
EBIT                   $  194   $  251   $  650   $  445   $  353   $  261   $  136   $  245   $  115   $    294   $     52

DD&A                      194      189      184      151      167      160      190      190      190        179         96
                       ------   ------   ------   ------   ------   ------   ------   ------   ------   --------   --------
EBITDA                    388      440      834      596      520      421      326      435      305        473        148

Capital Spending (1)     (134)    (159)    (200)    (221)    (356)    (311)    (115)    (155)    (121)      (197)       (38)
                       ------   ------   ------   ------   ------   ------   ------   ------   ------   --------   --------
Free Cash Flow (2)     $  254   $  281   $  634   $  375   $  164   $  110   $  211   $  280   $  184   $    276   $    110
                       ======   ======   ======   ======   ======   ======   ======   ======   ======   ========   ========

(1)  Excludes divestiture proceeds and acquisitions
(2)  Excludes working capital changes

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Investor Relations Supplemental Schedules

[OXY LOGO]


                         SUMMARY OF OPERATING STATISTICS

                                           SECOND QUARTER                   SIX MONTHS
                                        --------------------           --------------------
                                          2002        2001               2002        2001
                                        --------    --------           --------    --------
Capital Expenditures ($MM)
    Oil & Gas
      California                        $     64    $      64          $    128    $    123
      Permian                                 44           76               103         126
      Other - U.S.                            36           44                58          67
      Latin America                           48           17                61          38
      Eastern Hemisphere                      98           78               187         144
    Chemicals                                 23           27                38          45
    Corporate                                 13            3                25           4
                                        --------    ---------          --------    --------
          TOTAL                         $    326    $     309          $    600    $    547
                                        ========    =========          ========    ========


DEPRECIATION, DEPLETION &
  AMORTIZATION OF ASSETS ($MM)
    Oil & Gas
      Domestic                          $    147    $     130          $    296    $    262
      Latin America                            9            4                18          10
      Eastern Hemisphere                      48           45               101          93
    Chemicals                                 48           48                96          97
    Corporate                                  2           10                 4          20
                                        --------    ---------          --------    --------
          TOTAL                         $    254    $     237          $    515    $    482
                                        ========    =========          ========    ========

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Investor Relations Supplemental Schedules

[OXY LOGO]


                              OCCIDENTAL PETROLEUM
                                    CORPORATE
                                  ($ millions)

                                                             30-JUN-02           31-DEC-01
                                                           -------------       -------------
CAPITALIZATION

Oxy Long-Term Debt (including current maturities)          $       4,090       $       4,065

Gas Sales Obligation (current and non-current)                       215                 282

Trust Preferred Securities                                           459                 463

Others                                                                26                  80
                                                           -------------       -------------

                     TOTAL DEBT                            $       4,790       $       4,890
                                                           =============       =============


EQUITY                                                     $       5,832       $       5,634
                                                           =============       =============

Total Debt To Total Capitalization                                   45%                 46%
                                                           =============       =============

Investor Relations Supplemental Schedules

[OXY LOGO]


Portions of this presentation are "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties that could significantly affect expected results. No assurance can be given that the results or statement of expectations or beliefs will be attained. Factors that may cause actual results to differ materially are contained in the March 13, 2002 form 10-K on file with the SEC.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              OCCIDENTAL PETROLEUM CORPORATION
                                        (Registrant)




DATE:    July 19, 2002        S. P. Dominick, Jr.
                              --------------------------------------------------
                              S. P. Dominick, Jr., Vice President and Controller
                              (Chief Accounting and Duly Authorized Officer)